EXHIBIT 10.1

SEVERANCE & RELEASE AGREEMENT

This Severance Agreement and Release (“Agreement”) is made by and between Openwave Systems Inc. (the “Company”), and Steve Peters (“Peters”).

WHEREAS, Peters has been employed by the Company since February 18, 1999, most recently in the position of Chief Administrative Officer;

WHEREAS, the Company has elected to eliminate the Chief Administrative Officer position;

WHEREAS, Company and Peters have entered into a Confidential Information and Invention Assignment Agreement (the “Confidentiality Agreement”) dated February 22, 1999 and incorporated herein by reference;

WHEREAS, the Company and Peters have entered into an Indemnity Agreement (the “Indemnity Agreement”) dated July 31, 2002 and incorporated herein by reference;

WHEREAS, the Company and Peters have entered into a Change of Control Severance Agreement dated October 12, 2001 and incorporated herein by reference;

WHEREAS, Peters is an eligible Participant in the Openwave Executive Severance Benefit Plan and the Company desires to extend certain severance benefits to Peters consistent with and in addition to the benefits provided in the Executive Severance Benefit Plan to assist Peters with the transition to new employment, and in return, Peters has agreed to release the Company from any claims arising from or related to the employment relationship;

NOW THEREFORE, in consideration of the mutual promises made herein, the Company and Peters (collectively referred to as “the Parties”) hereby agree as follows:

A. Last Day Full-Time Work. Peters’ last day of full-time work shall be September 30, 2006.

B. Transition Period. From October 1, 2006, through December 23, 2006 (the “Transition Period”), Peters shall continue his employment with Company and shall reduce his working time to 20% of a full-time work schedule. During the Transition Period:

1.	Peters shall receive base salary in an amount equal to 20% of his current full-time base salary in semi-monthly payments of $2,500 through regular payroll;

2.	Peters shall continue to receive Company medical, dental and vision insurance for Peters and eligible dependents;

3.	Peters shall assist Company in the transition of his responsibilities and provide advice and counsel as needed;

4.	Peters shall retain use of his Company telephone and laptop computer and shall be available to Company by telephone and e-mail and as needed upon reasonable notice for meetings at Company’s Redwood City headquarters.

C. Final Date of Employment. Peters’ employment with the Company will end on December 31, 2006 (“Final Date of Employment”). Company will pay to Peters all accrued but unused vacation time and floating holidays, if any, as of the Final Date of Employment.

D. Incentive Compensation. Company represents that Peters has been entitled to incentive compensation pursuant to the Calendar Year 2006 Corporate Incentive Plan (“CIP”), however, no CIP incentive compensation is payable for FY 2006 Q2, ending June 30, 2006. Pursuant to the terms of the CIP:

1. Peters will be entitled to incentive compensation for the FY 2007 Ql performance period beginning July 1, 2006 and ending September 30, 2006, in the event Company meets its performance targets for payout; and

2. Peters will not be entitled to incentive compensation for the FY 2007 Q2 performance period or any performance period thereafter.

E. Vesting of Stock Options and Restricted Stock. Pursuant to the terms of the applicable Stock Option and Restricted Stock Agreements and Plans, Peters shall continue vesting of stock options and restricted stock through the Final Date of Employment.

F. Consideration. Providing Peters has complied with Paragraph G below and upon Company’s receipt of an additional Release Agreement executed by Peters at or near the Final Date of Employment, the Company agrees to provide Peters with the following severance benefits:

1. On December 31, 2006, the Company will provide Peters severance compensation in the form of a lump sum payment equal to $300,000 (the equivalent of one year’s base salary). Customary payroll taxes, income tax withholding and Peters’ health insurance contribution will be deducted from the separation compensation lump sum payment.

2. The Company shall provide for accelerated vesting of 80,000 shares of restricted stock granted to Peters on October 4, 2004 in Grant No. 016318 and 232 shares of restricted stock granted to Peters on January 12, 2004 in Grant No. 016044 such that vesting will occur on December 31, 2006.

Pursuant to the terms of the applicable Stock Option and Restricted Stock Agreements and Plans, Peters shall have no entitlement to vesting of stock options and/or restricted stock after the Final Date of Employment. Peters’ entitlement to exercise vested stock options following the Final Date of Employment shall be governed by the terms of the applicable Stock Option Agreements and Plans.

3. The Company shall at Company’s expense continue to provide Peters, and eligible dependents of Peters, with medical, dental and vision insurance benefit coverage in coordination with COBRA for a period of twelve (12) months, providing Peters executes all necessary COBRA election documentation which will be sent to Peters after Peters’ Final Date of Employment. After twelve months, if Peters wishes to continue such COBRA coverage, Peters will be required to pay all requisite premiums for such continued coverage.

4. Peters shall retain the Company telephone and laptop computer, but Peters agrees to be responsible for changing service to the telephone as of January 1, 2007.

G. Confidential Information and Company Property. Peters shall maintain the confidentiality of the terms of this Agreement and shall continue to maintain all confidential and proprietary information of the Company and shall continue to comply with the terms and conditions of the Confidentiality Agreement. Peters shall return all Company property and confidential and proprietary information (including Technical/Patent Notebook, if any) in his possession to the Company on or before the Final Date of Employment.

H. Payment of Salary. Peters acknowledges and represents that the Company has paid all salary, wages, bonuses, vacation, commissions and any and all other benefits due to Peters through the date the Peters signs this Agreement

I. Expense Reports. Company agrees that it will pay all expenses incurred by Peters as part of his employment consistent with the provisions of Company’s Travel and Expense reimbursement policy. Peters agrees that he shall submit all expense reports to Company no later than sixty (60) days following the Final Date of Employment.

J. Release of Claims. Peters agrees that the consideration described in Paragraph F, above, represent settlement in full of all outstanding obligations owed to Peters by the Company. As used in this Agreement, the term “Company” shall include any predecessors to the Company. Peters, on behalf of himself, and his heirs, family members, executors, administrators and affiliates, and assigns, hereby fully and forever releases the Company and its officers, directors, employees, investors, stockholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, insurers, and assigns, from, and agrees not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation,

1. any and all claims relating to or arising from Peters’ employment relationship with the Company or the termination of that relationship;

2. any and all claims relating to, or arising from, Peters’ right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

3. any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

4. any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Older Workers Benefit Protection Act (“OWBPA”), the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act; the California Fair Employment and Housing Act, and Labor Code section 201, et seq. and section 970, et seq. and Labor Code section 1400, et seq. (“California WARN Act”);

5. any and all claims for violation of the federal, or any state, constitution;

6. any and all claims arising out of any other laws and regulations relating to employment or employment discrimination or unlawful harassment; and

7. any and all claims for attorneys’ fees and costs.

The Company and Peters agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.

K. Acknowledgment of Waiver of Claims under ADEA and the OWBPA. Peters acknowledges that he is waiving and releasing any rights she may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and the OWBPA and that this waiver and release is knowing and voluntary. In accordance with the provisions of the OWBPA, attached to this Agreement as Exhibit A is information concerning the ages of the Company employees similarly affected by this employment action, as well as information concerning the ages of employees in Peters’ job classification who are not affected by this action. Peters and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Agreement. Peters acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Peters was already entitled. Peters further acknowledges that he has been advised by this writing that (a) she should consult with an attorney prior to executing this Agreement; (b) she has at least forty-five (45) days within which to consider this Agreement; (c) she has at least seven (7) days following the execution of this Agreement by the Parties to revoke the Agreement; and (d) this Agreement shall not be effective until the revocation period has expired.

L. Civil Code Section 1542. Peters understands and agrees that the release set forth in this Agreement covers both claims that Peters knows about and those that he may not know about. Peters waives any rights afforded by Section 1542 of the California Civil Code, which reads as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Peters, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

M. No Pending or Future Lawsuits. Peters represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein. Peters also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein.

N. Non-Disparagement and No Cooperation. Peters agrees he will not act in any manner that might disparage or damage the business of the Company. Peters agrees that he will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company and/or any officer, director, employee, agent, representative, shareholder or attorney of the Company, unless under a subpoena or other court order to do so.

O. No Admission of Liability. No action taken by the Parties hereto, or either of them, either previously or in connection with this Agreement shall be deemed or construed to be (a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgment or admission by either party of any fault or liability whatsoever to the other party or to any third party.

P. Costs. The Parties shall each bear their own costs, expert fees, attorneys’ fees and other fees incurred in connection with this Agreement.

Q. Dispute Resolution. In the event of any dispute or claim relating to or arising out of this Agreement, the Parties’ employment relationship, or the termination of that relationship for any reason (including, but not limited to, any claims of breach of contract, wrongful termination, fraud, retaliation, discrimination or harassment), the Parties agree that all such disputes/claims will be resolved by means of a court trial conducted by the superior or district court in San Mateo or Santa Clara County, California. The Parties hereby irrevocably waive their respective rights to have any such disputes/claims tried by a jury, and the Parties hereby agree that such courts will have personal and subject matter jurisdiction over all such claims/disputes. Notwithstanding the foregoing, in the event of any such dispute/claim, the Parties may agree to mediate or arbitrate the dispute/claim on such terms and conditions as may be agreed to in writing by the Parties.

R. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Peters represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

S. No Representations. Each party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

T. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

U. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Peters concerning Peters’ separation from the Company, and supersedes and replaces any and all prior agreements and understandings concerning Peters’ relationship with the Company and his compensation by the Company, with the exception of the Confidentiality Agreement, the Indemnity Agreement, and any Stock Option and Restricted Stock Agreements.

V. No Oral Modification. This Agreement may only be amended in writing signed by Peters and the Vice President of Human Resources of the Company.

W. Governing Law. This Agreement shall be governed by the laws of the State of California (without regard to the principles of conflict of laws thereof).

X. Effective Date. This Agreement is effective seven (7) days after it has been signed by both Parties (the “Effective Date”).

Y. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

Z. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

1. They have read this Agreement;

2. They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

3. They understand the terms and consequences of this Agreement and of the releases it contains;

4. They are fully aware of the legal and binding effect of this Agreement.

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IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

Steve Peters, an individual
Dated: August 17, 2006	/s/ Steve Peters
Effective 7 days after signed by	Please note change of address if different:
Peters and Openwave.

OPENWAVE SYSTEMS INC.

Dated: August 18, 2006	By:	/s/ David Peterschmidt

	Name:	David Peterschmidt

	Title:	President and Chief Executive Officer